                                                                   EXHIBIT 10.17

                                  LEASE SUMMARY





Terms:

Lessor:                             High-Tech Realty Group, L.L.C.

Lessee:                             comstar.net, inc.

Premises:                           5700 Highlands Parkway
                                    Smyrna, Georgia  30082

Square Feet:                        39,000 Square Feet

Commencement Date:                  The day after High-Tech Realty Group, L.L.C.
                                    obtains title to Premises

Expiration Date:                    144 complete months after Lease Commencement
                                    Date (12 Years)

Initial Lease Year
Base Rent (per square foot):        $12.00

Initial Lease Year
Base Rent (per month):              $39,000.00

Agency
Disclosure:                         Not Applicable

Broker(s):                          None

                                      INDEX

Paragraph                 Heading                                        Page

     1          Premises                                                   4
     2          Lease Term                                                 4
     3          Base Rent                                                  4
     4          Taxes and Insurance                                        5
     5          Common Area                                                7
     6          Security Deposit                                           7
     7          Utilities                                                  7
     8          Use                                                        7
     9          Repairs by Lessor                                          8
    10          Repairs by Lessee                                          9
    11          Lessor's Work                                              9
    12          Right of Entry                                             9
    13          Lessor's Right to Act for Lessee                           9
    14          Default by Lessee                                         10
    15          Re-Entry by Lessor                                        11
    16          Rights Cumulative                                         11
    17          Liens                                                     11
    18          Lessee's Property; Alterations to the Premises            12
    19          Subletting and Assignment                                 13
    20          Damage or Destruction                                     13
    21          Condemnation                                              15
    22          Waiver of Subrogation; Indemnity                          16
    23          Insurance                                                 17
    24          Signage                                                   18
    25          Attorneys' Fees                                           18
    26          Time of Essence                                           19
    27          Landlord and Tenant Relationships                         19
    28          Holding Over                                              19
    29          Sale by Lessor                                            19
    30          Surrender of the Premises                                 19
    31          Notices                                                   19
    32          Parties                                                   20
    33          Subordination and Attornment                              20
    34          Estoppel Certificate                                      21
    35          Governmental Regulations                                  22
    36          Force Majeure                                             22
    37          Successors and Assigns                                    22
    38          Limitation of Liability                                   22
    39          Brokerage Commissions                                     22
    40          Rules and Regulations                                     22
    41          Hazardous Substances                                      23
    42          Quiet Enjoyment                                           24

    43          Special Stipulations                                      24
    44          Miscellaneous                                             24


                 Attachments

Exhibit "A":     Floor Plan of the Premises
Exhibit "B":     Legal Description of Land
Exhibit "C":     Lessor's Work
Exhibit "D":     Lessee's Work Requirements
Exhibit "E":     Special Stipulations
Exhibit "F":     Protective Covenants
Exhibit "G"      Rules and Regulations

                                      LEASE

         THIS LEASE (this "Lease"), dated the 18th day of November, 1999, is by and between High-Tech Realty Group, L.L.C. ("Lessor") and comstar.net, inc., a Georgia corporation ("Lessee"):

                              W I T N E S S E T H:

         1. PREMISES. Lessor does hereby rent and lease to Lessee, and Lessee does hereby rent and lease from Lessor, that certain space containing approximately 39,000 +/- rentable square feet, as shown on the floor plan attached hereto as Exhibit "A" (said space being herein referred to as the "Premises"). The Premises are located in Lessor's building (herein referred to as the "Building") known as 5700 Highlands Parkway, Smyrna, Georgia. The Building is located on that certain real property described on Exhibit "B" attached hereto and by this reference made a part hereof (herein referred to as the "Land"). No easement for light or air is included in the Premises.

         2. LEASE TERM. This Lease shall be for a term (the "Term") of twelve (12) years beginning on the Commencement Date (as hereinafter defined) and ending on the Expiration Date (as hereinafter defined), unless sooner terminated as hereinafter provided. The "Commencement Date" shall be the day after Lessor obtains the fee simple title to the Premises. The "Expiration Date" shall occur at midnight one hundred forty-four (144) full months following the Commencement Date.

3.       BASE RENT.

         (a) During the Term, Lessee shall pay annual base rent ("Base Rent") in equal monthly installments, as follows:

        Lease Months               Annual PSF                 Monthly Rent
        ------------               ----------                 ------------

           1 - 12                    $12.00                    $39,000.00
          13 - 24                    $12.30                    $39,975.00
          25 - 36                    $12.61                    $40,974.38
          37 - 48                    $12.92                    $41,998.73
          49 - 60                    $13.25                    $43,048.70
          61 - 72                    $13.58                    $44,124.92
          73 - 84                    $13.92                    $45,228.04
          85 - 96                    $14.26                    $46,358.74
          97 - 108                   $14.62                    $47,517.71
         109 - 120                   $14.99                    $48,705.66
         121 - 132                   $15.36                    $49,923.30
         133 - 144                   $15.75                    $51,171.38

Base Rent and other amounts due and owing by Lessee under this Lease shall be payable to Lessor at such place as Lessor shall from time to time designate in writing.

         (b) All monthly installments of Base Rent shall be payable to Lessor in advance on the first (1st) day of each month during the Term without notice, demand, deduction or set-off, except as otherwise set forth herein.

         (c) As used in this Lease, the term "Rent" shall include all amounts payable pursuant to Paragraphs 3 and 4 of this Lease and all other additional charges or sums payable to Lessor hereunder (such other additional charges or sums, collectively, "Additional Rent"). All Rent due and owing by Lessee under this Lease shall be paid by Lessee to Lessor without deduction, set off or abatement, except as provided herein. In the event that this Lease commences or terminates on a day other than the first or last day of a month, respectively, Base Rent and Additional Rent shall be prorated accordingly.

         (d) Lessee's obligation to pay Base Rent, Additional Rent and all other charges due and owing by Lessee under this Lease shall survive the expiration or earlier termination of this Lease.

         (e) Any installment of Base Rent, Additional Rent or any other charge due and owing by Lessee under this Lease not received by Lessor within five (5) calendar days of the due date shall be subject to a late charge in an amount equal to the greater of (i) $100.00, or (ii) five percent (5%) of the amount due (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Lessor under the circumstances). In the event Lessee makes a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

         (f) Lessee has paid to Lessor upon execution of Lease, the amount of $41,074.66 as the first (1st) month's rent, tax and insurance and a Security Deposit of the last month's rent in the amount of $51,171.38 for Lessee's performance of all obligations hereunder. The Security Deposit may be held in whatever lawful manner Lessor may choose, and Lessor shall be entitled to any interest as may accrue. The Security Deposit shall never constitute liquidated damages in the Event of Default by Lessee.

         4. TAXES AND INSURANCE. In addition to the Base Rent, Lessee shall pay to Lessor, as Additional Rent, the amounts described in subparagraphs 4(a) and 4(b) below:

         (a)      Taxes and Assessments.

                  (i) Commencing on the Commencement Date and continuing thereafter during each calendar year of the term of this Lease, Lessee shall, in equal monthly installments with the Base Rent, pay to Lessor as Additional Rent the anticipated cost to Lessor for taxes and assessments (as hereinafter defined) attributable to the Premises. Lessor will furnish to Lessee true and complete copies of Lessor's bills for taxes and assessments once Lessor receives the same for each year. The term "taxes and assessments" shall include every type of tax, charge, or imposition now or hereafter assessed against the Building or the Land, including, but not limited to, ad valorem taxes, special assessments, and governmental charges excepting only income taxes imposed upon Lessor; the term "taxes and assessments" shall include any tax levied or imposed upon or assessed against the rent reserved hereunder or income arising herefrom to the extent the same is in lieu of or a substitute for any of the taxes and assessments hereinabove described; and such term shall also include any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Lessor in contesting any taxes or the assessed valuation of all or any part of the Building or the Land, but only to the extent of savings achieved as a result of such contest (s) in the amounts otherwise payable by Lessee as Additional Rent. Notwithstanding the foregoing, in the event of any governmental assessment against the Premises (including the Building or the Land) which may be paid in installments over a period of years, Lessee's obligation with respect to such assessment during each year of the Term shall be limited to the amount of any installment falling due within such year of the Term pursuant to the applicable installment program, regardless of whether Lessor elects to participate therein.

                  (ii) Prior to January 1 of each calendar year during the term of this Lease, Lessor shall estimate the taxes and assessments for that calendar year and shall deliver to Lessee a statement of such. Lessee shall deliver the monthly amount of such (for the period prior to receipt of such statement) to Lessor with the next regular payment of Base Rent. Promptly following receipt of the actual tax bills, Lessor shall notify Lessee of the actual expense for taxes and assessments and any adjustment necessary shall be made to the Additional Rent payments next coming due under this Subparagraph 4(a).

                  (iii) Lessee shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed during the term of this Lease, upon all improvements installed by Lessee in the Premises, Lessee's other leasehold improvements, equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the Building or the Land, Lessee shall pay to Lessor its share of such taxes within ten (10) calendar days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes attributable to the above property.

         (b)      Insurance.

                  (i) Commencing on the Commencement Date and continuing thereafter during each calendar year of the term of this Lease, Lessee shall, in equal monthly installments with the Base Rent, pay to Lessor as Additional Rent the cost to Lessor for insurance (as hereinafter defined), attributable to the Premises. The term "insurance" shall include all fire and extended casualty insurance on the Building and all liability coverage on the common areas of the Building, and the grounds, sidewalks, driveways and parking areas on the Land, together with such other insurance protection, including, but not limited to, rent loss insurance, as are from time to time obtained by Lessor.

                  (ii) Prior to January 1 of each calendar year during the term of this Lease, Lessor shall estimate the insurance for that calendar year and shall deliver to Lessee a statement of such. Lessee shall deliver the monthly amount of such (for the period prior to receipt of such statement) to Lessor with the next regular payment of Base Rent. Promptly following receipt of the actual bills for the insurance, Lessor shall notify Lessee of the actual expense for insurance and any adjustment necessary shall be made to Additional Rent payments next coming due under this subparagraph 4(b).

         (c) In the event this Lease commences or terminates on a day other than the first or last day of a calendar year, respectively, payments to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates, as the case may be, shall be prorated accordingly.

         (d) Lessor's failure to deliver a statement to Lessee prior to January 1 of each year with the estimated Additional Rent payments due under subparagraphs (a) and (b) above shall not preclude Lessor from later collecting the past due amounts show thereon, all of which shall be paid by Lessee within ten (10) days following receipt of such statement, provided that Lessee shall have no obligation to pay any amount with respect to a particular year for which invoice is not made by December 31 of the following year.

         5. COMMON AREA. Lessee shall be solely responsible for administering and paying for all common area electrical (e.g., house meter), water service, grounds maintenance charges, security services and other common area charges and expenses for the Building and the Land (the "CAM Charges"). The term "grounds maintenance" shall include, without limitation, all landscaping, planting, lawn and grounds care, dumpster expenses, all improvements to the grounds and other common areas adjacent to the Premises and the Building and to all sidewalks, driveways, loading areas and parking areas on the Land.

         6.       SECURITY DEPOSIT. See Paragraph 3(f) of this Lease.

         7. UTILITIES. Lessor warrants that electricity, water, sewer, and gas utilities have been provided directly to the Premises. Lessor also warrants that these utilities are separately metered or billed directly to the Premises. Lessee agrees to pay for all utility charges including, but not limited to, gas, water, electricity, fuel, light and heat, and Lessee shall promptly pay all charges for garbage collection service and for all other sanitary services rendered to the Premises or used by Lessee in connection herewith, for the Premises within thirty (30) calendar days following receipt of a statement showing the amount due. Lessee shall contract directly with all utility and service providers.

         8.       USE.

         (a) The Premises shall be used for office purposes and computer data and telecommunications related facilities only without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessee shall not permit any liens to attach or exist as against the Premises or the Land, nor commit any waste. The Premises shall not be used for any illegal purposes, nor in any manner shall Lessee allow, suffer, or permit any vibration, noise, odor, light or other effect that could constitute a nuisance or trespass for Lessor or any other tenant, their customers, agents, or invitees. Upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee agrees to forthwith remove or control the same.

         (b) Lessee will not in any way violate any (i) any law or ordinance or (ii) restrictive covenant affecting the Premises or the Land and a copy of which has been provided to Lessee, nor use the Premises in any manner as would cause cancellation of, prevent the use of, or increase the rate of the standard form of fire and extended coverage insurance policy to be carried by Lessor on the Premises. Restrictive covenants, if any, affecting the Premises or the Land are as disclosed on Exhibit "F" attached hereto. Lessee shall have no obligation to make any repairs to the Premises to correct any items that do not comply with applicable laws following the Commencement Date.

         (c) In the event said insurance rate is increased over the least hazardous rate due to the nature of the use of the Premises by Lessee, the entire amount of such increase shall be paid by Lessee as Additional Rent on the first day of the month following receipt of notification of the payment thereof by Lessor.

         (d) Lessee and Lessee's agents, employees, contractors and invitees shall be entitled to park their vehicles at the Premises in all paved and striped areas.

         9.       REPAIRS BY LESSOR.

                  (a) Lessee accepts the Premises in their present condition and as suited for the use intended by Lessee, subject only to Lessor's agreement to complete the Lessor's Work described in Exhibit "C" and latent defects. Except as otherwise expressly provided in this Lease, Lessor shall not be required to make any repairs or improvements to the Premises, except repairs to the foundation, exterior walls, downspouts, gutters, roof and structural systems of the Building as necessary for safety and tenantability, and then only if not brought about by any act or neglect of Lessee, its agents, employees or contractors (unless otherwise covered by the insurance carried or required to be carried by Lessor or Lessee hereunder, the proceeds of which are made available to Lessor, in which case Lessor shall remain obligated to make such repairs). Without limiting the generality of the foregoing limitation, Lessor specifically shall have no obligation to repair any interior or exterior glass or doors (including loading doors) located in or on or constituting a part of the Premises.

                  (b) Subject only to Lessor's Agreement to complete the Lessor's work described in Exhibit "C", Lessee shall be responsible for the maintenance of planted and landscaped areas around the Building. Lessee shall be responsible for the general appearance and cleanliness of the parking areas but shall not be responsible for the structural integrity thereof.

         10. REPAIRS BY LESSEE. Lessee shall repair, maintain, replace as necessary, and keep in good, clean, and safe repair all portions of the Premises and all equipment, fixtures and systems therein which are not specifically set forth as the responsibility of Lessor elsewhere in this Lease. In connection therewith, Lessee shall maintain in force at all times a maintenance contract for the heating, ventilation, and air conditioning equipment reasonably acceptable in form and content to Lessor and with a service organization reasonably acceptable to Lessor. Lessor gives to Lessee exclusive control of the Premises and shall be under no obligation to inspect the Premises. Lessee shall promptly report in writing to Lessor any defective conditions known to Lessee which Lessor is required to repair, and failure to promptly report such defects shall make Lessee liable to Lessor for any liability incurred by Lessor by reason of such failure to so report such defective conditions, and Lessee indemnifies and holds Lessor harmless from and against all loss, costs and damage (including reasonable attorneys' fees) arising from or related to Lessee's failure to so report such defective conditions. All personal property of Lessee or Lessee's employees, agents, affiliates or invitees located in or brought upon the Premises or any part of the Building shall be at risk of Lessee only, and Lessor shall not be liable to Lessee or any other party for any damage thereto or theft thereof resulting from any cause other than the negligence or willful misconduct of Lessor or that of its agents, employees or contractors. Other than the items which Lessee may be required to maintain in accordance with this Lease, Lessee shall have no obligation to make any repairs to the Premises to correct any items that do not comply with applicable laws following the Commencement Date.

         11. LESSOR'S WORK. Lessee accepts the Premises in their current condition as depicted, subject to Lessor's work described in Exhibit "C" attached hereto and Paragraph 9 hereof.

         12. RIGHT OF ENTRY. Lessor and Lessor's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time upon reasonable notice during business hours (except in case of emergency), for the purpose ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Lessor under the terms of this Lease. During the period that is twelve (12) months prior to the end of the Term hereof, Lessor and Lessor's agent and representatives shall have the right to enter the Premises at any reasonable time upon reasonable notice during business hours for the purpose of showing the Premises and shall have the right to erect on the property a suitable sign indicating the Premises are available. Lessee shall give written notice to Lessor at least one hundred twenty (120) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating; provided, however, that for purposes of this Paragraph only, if Lessee has not entered into an agreement renewing or extending this Lease within such time period, the foregoing notice shall be deemed to have been given.

         13. LESSOR'S RIGHT TO ACT FOR LESSEE. If Lessee fails to pay any Additional Rent or make any other payment (except Base Rent) or take any other action when and as required under this Lease, Lessor may, upon ten (10) days' written notice, but at any time and without notice in the event of an emergency, to Lessee and without waiving or releasing Lessee from any duty, obligation or liability under this Lease, pay any such Additional Rent, make any such other payment or take any such other action required of Lessee. The actions which Lessor may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Premises, the payment of insurance premiums which Lessee is required to pay under this Lease and the payment of taxes which Lessee is required to pay under this Lease. Lessor may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges and interest. All amounts paid by Lessor pursuant to this Paragraph, and all costs and expenses incurred by Lessor in exercising Lessor's rights under this Paragraph, shall bear interest at the lower of (i) eighteen (18%) percent per annum or (ii) the highest rate permitted under applicable law (such lower rate of interest, the "Default Rate "), if not paid within five (5) days after demand therefor.

         14. DEFAULT BY LESSEE. In the event Lessee shall fail to pay the Base Rent on the due date, and such failure continues for five (5) days after receipt of written notice of such failure (provided, however, that Lessor shall not be required to give more than two (2) such notices in any consecutive twelve
(12) month period); or if Lessee is adjudicated a bankrupt; or if Lessee files a petition in bankruptcy under any section or provision of the bankruptcy law; or if an involuntary petition in bankruptcy is filed against Lessee, and same is not withdrawn or dismissed within sixty (60) days from the filing thereof; or if a receiver or trustee is appointed for all or substantially all of Lessee's property and the order appointing such receiver or trustee remains in force for sixty (60) days after the entry of such order; or if, Lessee voluntarily takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Lessee makes a general assignment for the benefit of creditors; or if all or substantially all of Lessee's effects should be levied upon or attached under process against Lessee, not satisfied or dissolved within sixty (60) days after written notice from Lessor to Lessee to obtain satisfaction thereof; or if Lessee shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Lessee under the terms and provisions of this Lease, and such failure shall continue for thirty (30) days after written notice thereof has been given by Lessor to the Lessee (except where such failure is not reasonably susceptible to cure within such thirty (30) period, in which case Lessee shall fail to commence the cure within the initial thirty (30) day period and to diligently prosecute such cure to completion within a reasonable time thereafter); then or at any time thereafter while any of the foregoing circumstances (each such circumstance, an "Event of Default") shall exist, to elect either; (1) to cure such Event of Default at the expense of Lessee and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Lessor in curing such default shall bear interest thereon at the Default Rate, to be and become Additional Rent to be paid by Lessee with the next installment of rent falling due thereafter; or (2) to terminate this Lease and upon said termination of this Lease, Lessee shall immediately surrender possession of the Premises to Lessor; or (3) re-enter the Premises and dispossess Lessee and anyone claiming under Lessee, by summary proceedings pursuant to the laws of the State of Georgia and remove their effects, and take complete possession of the Premises and elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease terminated and the term ended; or (4) exercise any other remedies or maintain any action permitted to Lessors pursuant to the Laws of the State of Georgia, or any other applicable laws. After such termination or in such re-entry the Lessor may, under process of law, have all persons and Lessee's personal property removed from the Premises. Lessee hereby covenants in such event, for itself and all others occupying the Premises under Lessee, to peacefully yield up and surrender the leased Premises to the Lessor. Should Lessor declare this Lease terminated and the term ended, the Lessor shall be entitled to recover from Lessee the Rent and all other sums due and owing by Lessee to the date of termination, including any Rent heretofore waived, plus the costs of curing all of Lessee's defaults existing at or prior to the date of termination, including reasonable attorney's fees, plus the deficiency, if any, between Lessee the Rent hereunder and the fair rental value of the Premises for the balance of the Term (with such difference to be discounted to present value at the rate of eight percent (8%) per annum). Should Lessor, following an Event of Default as aforesaid, elect to continue this Lease in full force, Lessor shall use commercially reasonably efforts to rent the Premises, by private negotiations or otherwise, with or without advertising, on the best terms available for the remainder of the Term hereof, or for such longer or shorter period as Lessor shall deem advisable. Lessee shall remain liable for payment of all Rent and other charges and costs imposed on Lessee herein, in the amounts, at the times and upon the conditions as herein provided, but Lessor shall credit against such liability of the Lessee all amounts received by Lessor from such reletting after first reimbursing itself for all costs incurred in curing Lessee's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for all reasonable attorney fees and legal costs incurred by Lessor.

         Any amount payable by Lessee to Lessor under this Lease and not paid within five (5) days of written demand therefor shall bear interest from the due date at the Default Rate, to be and become Additional Rent to be paid by Lessee until the date of full payment of such past due amount with interest; provided, however, that. Neither the accrual nor the payment of any such interest shall be deemed to excuse or cure any breach or default under this Lease on the part of Lessee. In the event any Rent or other amounts of money due under this Lease are collected by or through an attorney at law, Lessee shall pay all reasonable attorney's fees incurred by Lessor in such collection, action or proceeding, together with all court costs.

         15. RE-ENTRY BY LESSOR. No re-entry by Lessor or any action brought by Lessor to oust Lessee from the Premises shall operate to terminate this Lease unless Lessor shall give written notice of termination to Lessee, in which event Lessee's liability shall be as above provided. No right or remedy granted to Lessor herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute.

         16. RIGHTS CUMULATIVE. All rights, remedies, powers and privileges conferred under this Lease on Lessor shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

         17. LIENS. Lessee hereby indemnifies Lessor against, and shall keep the Premises, the Building and the Land free from liens for any work performed, material furnished or obligations incurred by Lessee. Should any liens or claims be filed against the Premises, the Building or the Land by reason of Lessee's acts or omissions, Lessee shall cause the same to be discharged by bond or otherwise within twenty (20) days after Lessee's knowledge of the filing thereof. If Lessee fails to cause any such lien or claim to be discharged, then Lessor may, after ten (10) days' written notice, make any payment that Lessor, in its reasonable judgment, considers necessary, desirable or proper in order to do so. All amounts paid by Lessor shall bear interest at the Default Rate of Interest from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

         18.      LESSEE'S PROPERTY; ALTERATIONS TO THE PREMISES.

         (a) If Lessee shall not promptly remove all Lessee's effects from the Premises at any expiration or other termination of this Lease, Lessor shall have the right, at Lessor's election, to remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and also for the cost of storage of said effects.

         (b) Lessee shall not make major alterations, additions or improvements to the Premises, exterior or interior, without the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed), except for unattached movable fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. For the purpose of this agreement, the term "major" shall be defined as any alternation, addition or improvement, which exceeds $10,000.00. Notwithstanding the foregoing, Lessee shall not make any alterations, additions or improvements to the structural or mechanical systems of the Premises or the roof, regardless of cost, without the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed). Lessee shall notify Lessor in writing of any alterations, additions or improvements to the Premises Lessee makes which cost is less than $10,000.00. Lessee shall, promptly upon completion of any alterations, additions or improvements to the Premises by Lessee, submit "as-built" plans and documentation thereof to Lessor. In the event of alterations, additions or improvements to the Premises by Lessee, Lessor may require, within thirty (30) days of request or notification from Lessee, that Lessee remove all alterations, additions, improvements and partitions erected by Lessee and restore the Premises to the original condition by the date of termination of this Lease or upon earlier vacating of the Premises. Lessee agrees that any consent by Lessor to a request to make alterations which could reduce the present or future value of the Premises or the Building (e.g., removal of raised flooring) may be upon condition that Lessee furnish to Lessor such evidence of Lessee's financial ability to remove such alterations and restore the Premises as Landlord may reasonably require. If Lessee does not remove such improvements, then all such alterations, additions or improvements (excluding movable trade fixtures and equipment) shall become the sole property of Lessor. All construction work done by Lessee in the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements. The provisions hereof shall survive the expiration or any termination of this Lease.

         19.      SUBLETTING AND ASSIGNMENT.

         (a) Lessee shall not, directly or indirectly, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, sell, assign, hypothecate or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Lessee. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Lessee shall continue throughout the term of any sublease to continue to pay to Lessor the Base Rent and any other charges owed under this lease. Consent to any assignment or sublease shall not be deemed a waiver of the right of Lessor to approve any further assignment or subletting. Notwithstanding any permitted assignment or subletting, Lessee shall remain liable for the full and complete performance, satisfaction and compliance with each and every agreement, term, covenant, condition, requirement, provision and restriction of this Lease, as principal and not as surety or guarantor, and as if no such assignment or subletting had been made. Lessee may assign this Lease or sublet the Premises, or a portion of the Premises, during the Term without prior written consent from Lessor to any affiliate or related company or in connection with a sale of assets or merger, provided that the Lessee shall continue to be responsible for any and all actions of any such assignee or subtenant.

         (b) In the event Lessee desires to sublet all or any part of the Premises or to assign this Lease, then Lessee shall provide Lessor written notice of such intent in strict accordance with the procedures hereinafter set forth.

         (c) Lessee shall provide written notice to Lessor no more than one hundred twenty (120) days nor less than thirty (30) days prior to the date of the proposed subletting or assignment (said date hereinafter referred to as the "Effective Date"). Such notice shall set forth: (i) the name of the proposed subtenant or assignee; (ii) the proposed Effective Date of the subletting or assignment. Within thirty (30) days after the receipt of such notice from Lessee, Lessor shall give written notice to Lessee of its election to either accept or reject the proposed Sublessee. Lessee agrees to pay to Lessor, on demand, all reasonable costs (including, without limitation, attorneys' fees) incurred by Lessor in connection with Lessor's review and consideration of any request by Lessee for Lessor to consent to any assignment or subletting by Lessee (not to exceed $1,000 for each such request).

         20.      DAMAGE OR DESTRUCTION.

         (a) If the Building or Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God or other casualty (fire, the elements, acts of God or other casualties hereinafter referred to as a "Casualty"), and if such damage cannot, in Lessor's reasonable estimation, be materially restored within one hundred fifty (150) days after such Casualty, then Lessor may, at its sole option, terminate this Lease as of the date of such Casualty and the Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Term. Lessor shall exercise its election to terminate provided herein by written notice to Lessee within thirty
(30) days after such Casualty. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Lessee's use of the Premises or any portion thereof for the purposes permitted hereunder.

         (b) If this Lease is not terminated pursuant to subsection (a) above, then Lessor shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Lessor may elect not to rebuild, and thus terminate this Lease, if such Casualty occurs during the last year of the Term exclusive of any renewal or extension option that is unexercised at the date of such Casualty). If Lessor shall fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of the Casualty, then Lessee may at its option and as its sole remedy terminate this Lease by delivering written notice to Lessor, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Lessee, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Lessor, then the period for restoration, repair or rebuilding shall be extended for the amount of time Lessor is so delayed, provided that such additional time shall not exceed ninety (90) days with respect to matters beyond Lessee's reasonable control. In no event shall Lessor be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other property and improvements that may have been placed in or about the Premises by Lessee.

         (c) If this Lease shall not be terminated by Lessor pursuant to this Paragraph and if the Premises are unfit for occupancy in whole or in part following such Casualty, then the Rent payable during the period in which the Premises is unfit for occupancy shall abate in proportion to the percentage of the rentable area of the Premises rendered untenantable by such Casualty; provided, however, that no such abatement shall be made under the provisions of this Subparagraph if such Casualty shall have been caused through the negligence or willful misconduct of Lessee or that of its agents, employees or contractors (except where such Casualty is covered by the insurance carried or required to be carried by Lessor or Lessee hereunder, the proceeds of which are made available to Lessor).

         (d) Notwithstanding anything herein to the contrary, if, following any Casualty, the holder of any indebtedness secured by a mortgage or deed to secure debt or similar instrument covering the Premises or Building requires that any insurance proceeds resulting from the Casualty be paid to it rather than to Lessor for the rebuilding or restoration of the Premises or the Building, and the amount of such proceeds so paid to such holder exceed $100,000.00, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made by such holder, whereupon the Lease shall end on the date of the Casualty as if the date of such Casualty were the date originally fixed in this Lease for the expiration of the Term. Notwithstanding anything to the contrary to the extent Lessor may be obligated to rebuild the Premises after a Casualty, such obligation shall be limited to the extent of any insurance proceeds received by Lessor (or which would have been received had Lessor maintained the insurance required hereunder) resulting from such Casualty. Lessor warrants that, during the Term, it will insure the full replacement cost of the Building and all component systems thereof and all insurable common area improvements.

         (e) If any Casualty described in this Paragraph occurs, then Lessor shall not be liable to Lessee for any inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this Paragraph, except to the extent of any bodily injury to persons or damage to property resulting from the negligence or intentional misconduct of Lessor or that of its agents, employees or contractors in performing such work.

21.      CONDEMNATION.

         (a) If all or any substantial part of the Building or Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, then this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Term.

         (b) If part of the Building or Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subsection (a) above, then this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all the circumstances, and Lessor shall undertake to restore the Building and Premises to a condition suitable for Lessee's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances; provided, however, that (i) if the part of the Building so taken or purchased in lieu of taking shall contain more than twenty-five percent (25%) of the rentable area of the Premises immediately prior to such taking or purchase in lieu of taking, or (ii) if by reason of such taking or purchase in lieu of taking Lessee no longer has a reasonable means of access to the Premises or sufficient parking for its business operations, then Lessee may, at Lessee's option, terminate this Lease by delivering to Lessor written notice of Lessee's election so to terminate at least five (5) days in advance, and this Lease shall terminate as if the date of such election were the date originally fixed in this Lease for the expiration of the Term.

         (c) Lessee shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Lessor by Lessee; however, Lessee may separately claim and receive from the condemning authority (but not from Lessor), if legally payable, compensation for Lessee's removal and relocation costs and for Lessee's loss of business and/or business interruption.

         (d) Notwithstanding anything to the contrary contained in this Paragraph, if during the Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private agreement in lieu thereof, then this Lease shall be and remain unaffected by such temporary taking or appropriation, except that Rent payable during the period in which the Premises are so taken or appropriated shall abate in proportion to the percentage of the rentable area of the Premises rendered untenantable thereby. For purposes of this Lease, a taking or appropriate shall be deemed "temporary" only if it continues for less than one hundred twenty (120) days and involves less than twenty-five percent (25%) of the Premises and does not otherwise deny Lessee reasonable means of access to the Premises or sufficient parking for its business operations during such time period.

         22.      WAIVER OF SUBROGATION; INDEMNITY.

         (a) Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance carried or required to be carried by the party seeking recovery, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including without limitation any other tenants or occupants of the remainder of the Premises; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder from its carrier and then only to the extent of the insurance proceeds payable under such policies so carried or required to be carried hereunder.

         (b) Subject to the mutual waiver of claims articulated elsewhere in this Lease, Lessee indemnifies Lessor against and shall hold Lessor harmless from and defend Lessor against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

                  (i) arising from or caused by any act, neglect, or fault of, or omission of any duty by Lessee, its agents, employees or contractors which occurs in, on, or about the Premises.

                  (ii) arising from any work or thing whatsoever done by or on behalf of Lessee in or about the Premises or from transactions of Lessee concerning the Premises;

                  (iii) arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed pursuant to the terms of this Lease; or

                  (iv) otherwise arising from any act or neglect of Lessee or any of its agents, employees or contractors; and from and against all costs, expenses, reasonable counsel fees and court costs incurred or assessed in connection with any or all of the foregoing or in connection with the enforcement of this indemnity, except to the extent of any bodily injury to persons or damage to property resulting from the negligence or willful misconduct of Lessor or that of its agents employees or contractors. Furthermore, in case any action or proceeding shall be brought against Lessor by reason of any such claims or liability, Lessee agrees to cause such action or proceeding to be defended at Lessee's sole expense by counsel reasonably satisfactory to Lessor.

         (c) Subject to the mutual waiver of claims articulated elsewhere in this Lease, Lessor indemnifies Lessee against and shall hold Lessee harmless from and defend Lessee against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

                  (i) arising from or caused by any act, neglect, or fault of, or omission of any duty by Lessor, its agents, employees or contractors.

                  (ii) arising from any work or thing whatsoever done by or on behalf of Lessor in or about the Premises or from transactions of Lessor concerning the Premises;

                  (iii) arising from any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of Lessor to be performed pursuant to the terms of this Lease; or

                  (iv) otherwise arising from any act or neglect of Lessor or any of its agents, employees or contractors; and from and against all costs, expenses, reasonable counsel fees and court costs incurred or assessed in connection with any or all of the foregoing or in connection with the enforcement of this indemnity, except to the extent of any bodily injury to persons or damage to property resulting from the negligence or willful misconduct of Lessee or that of its agents employees or contractors. Furthermore, in case any action or proceeding shall be brought against Lessee by reason of any such claims or liability, Lessor agrees to cause such action or proceeding to be defended at Lessor's sole expense by counsel reasonably satisfactory to Lessee.

         (d) The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive such expiration or termination.

         23.      INSURANCE.

         (a) Lessee, at Lessee's sole cost and expense, shall maintain and keep in effect throughout this Lease commercial general liability insurance, including contractual liability endorsement concerning Lessee's obligations under this Lease, insuring Lessee against any and all liability for bodily injury (including death) or property damage in or about the Premises or the Building occasioned by or arising out of any construction work being done in the Premises by Lessee, its agents, contractors or employees, or arising out of Lessee's use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Lessee, its agents, contractors or employees in or about the Premises, with such limits as to each as may be reasonably required by Lessor from time to time but not less than $3,000,000 for each occurrence for bodily injury (including death) and for property damage. The policy of commercial general liability insurance shall name Lessor as an additional insured party.

         (b) Lessee, at Lessee's sole cost and expense, shall insure any improvements installed by Lessee in the Premises and its merchandise, trade fixtures, equipment, personal property, furnishings, supplies, inventory, signs and all other contents of the Premises against fire, with all risk coverage, for the full replacement value thereof. Lessor shall have no responsibility whatsoever for any damage, theft or other casualty to or involving the same, save and except for such as results from the gross negligence or willful misconduct of Lessor or that of its agents, employees or contractors.

         (c) Lessee, at Lessee's sole cost and expense, shall carry worker's compensation insurance covering all employees of Lessee employed in, on or about the Premises or the Land in order to provide statutory benefits as required by the laws of the State of Georgia.

         (d) Except for the worker's compensation insurance required to be carried by Lessee as provided in Paragraph 23(c), each policy of insurance obtained by Lessee hereunder or otherwise with respect to the Premises shall contain a waiver of subrogation clause reasonably acceptable to Lessor. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Lessee's insurance coverage, shall limit or restrict (or be deemed to limit or restrict) in any way Lessee's liability and obligations arising under or out of this Lease.

         (e) Each policy required by this Paragraph shall provide that it shall not be cancelable without at least thirty (30) days' prior written notice to Lessor and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Lessor. At least five (5) days prior to the Commencement Date, a certificate of insurance shall be delivered to Lessor. Each such policy shall have attached thereto an endorsement to the effect that no act or omission of Lessee shall affect the obligation of the insurer to pay Lessor the full amount of any loss sustained by Lessor.

         24. SIGNAGE. Lessee, at its sole cost and expense, may install signs visible from outside the Premises. Any permitted signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs, and Lessee shall be responsible to Lessor for any damage caused by the installation, use or maintenance of said signs. Lessee agrees, upon removal of said signs, to repair all damage incident thereto.

         25. ATTORNEYS' FEES. If Lessor or Lessee shall employ an attorney with regard to any act, omission or activity of the other with regard to this Lease, including, without limitation, any suit by Lessor for the recovery or other payments due hereunder or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees and costs actually incurred, including without limitation those incurred in connection with any litigation, at trial and on appeal and such attorney's fees and costs shall be deemed to have accrued on the commencement of such action.

         26.      TIME OF ESSENCE. Time is of the essence of this Lease.

         27. LANDLORD AND TENANT RELATIONSHIPS. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only an usufruct not subject to levy or sale unless as specifically permitted herein.

         28. HOLDING OVER. If Lessee remains in possession of the Premises after expiration of the Term of the Lease, with Lessor's acquiescence and without any express written agreement of the parties, Lessee shall be a tenant at will at a monthly rental rate equal to one hundred fifty percent (150%) of the monthly rate in effect at the end of this Lease. There shall be no renewal of this Lease by operation of law.

         29. SALE BY LESSOR. In the event of any sale, conveyance, transfer, or assignment by Lessor of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Lessee releases said party from same, and Lessee shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Lessor's duties and obligations under this Lease, so long as any such transferee expressly assumes in writing at closing all of Lessor's obligations and liabilities hereunder.

         30. SURRENDER OF THE PREMISES. At the termination of this Lease, Lessee shall surrender the Premises and keys thereto to Lessor in at least as good as a condition as on the Commencement Date, natural wear and tear and casualty only excepted.

         31. NOTICES. Except for legal process which may also be served as provided by law, all notices required or permitted to be given with respect to this Lease shall be in writing and shall be deemed to have been given (a) when hand delivered, (b) three (3) days after deposited, postage prepaid, with the United States Postal Services (or its official successor), certified, return receipt requested, properly addressed as set out below, or (c) two (2) days after deposited with Federal Express or other similar overnight courier service, properly addressed as set out below:

         To Lessee:        comstar.net, inc.
                           Attention: Cary Howell
                           5700 Highlands Parkway
                           Smyrna, Georgia 30082

         To Lessor:        High-Tech Realty Group, L.L.C.
                           c/o Corporate Property Advisors
                           Attention: Steven Schwartz
                           5755 Dupree Drive, Suite 110
                           Atlanta, Georgia 30327

         With copy to:     High-Tech Realty Group, L.L.C.
                           Attention: Tyler Edgarton
                           c/o 18 Roanoke Avenue
                           Atlanta, Georgia 30305

         Such addresses may be changed from time to time by either party by notice to the other in accordance herewith.

         32. PARTIES. "Lessor" as used in this lease shall include Lessor's assigns and successors in title to the Premises. "Lessee" shall include Lessee, and if this Lease shall be validly assigned or the Premises sublet, shall include such assignee or subtenant, its successors and permitted assigns. "Lessor" and "Lessee" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         33.      SUBORDINATION AND ATTORNMENT.

         (a) So long as Lessee receives a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, this Lease shall be subordinate to the right, title and interest of any lender or other party holding a security interest in or a lien upon the Premises under any and all mortgage instruments or deeds to secure debt presently encumbering the Premises or the Building and to any and all other deeds to secure debt or mortgage instruments hereafter encumbering the Premises or the Building.

         (b) So long as Lessee receives a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, Lessee shall at any time hereafter, on demand of Lessor or the holder of any such deed to secure debt or mortgage instrument, execute any instruments which may reasonably be required by such party for the purpose of evidencing the subordination of this Lease to the lien or security interest of such party. Lessor warrants that it will obtain an agreement in form and substance reasonably acceptable to Lessee from any party desiring such subordination to the effect that this Lease and Lessee's rights hereunder shall continue undisturbed while Lessee is not in default hereunder.

         (c) So long as Lessee receives a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, Lessee shall, upon demand, at any time or times, execute, acknowledge and deliver to Lessor or the holder of any such instruments or deeds to secure debt, without expense, any and all documents that may be necessary to make this Lease superior to the lien of any of the same.

         (d) If the holder of any of said instruments or deeds to secure debt shall hereafter succeed to the rights of Lessor under this Lease, Lessee shall, at the option of such holder or a purchaser at any foreclosure or sale under power, attorn to and recognize such successor as Lessee's landlord under this Lease and shall promptly execute, acknowledge and deliver any instrument that may be necessary to evidence such attornment, subject in each case to execution and delivery of a non-disturbance agreement in form and substance reasonably satisfactory to Lessee. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease.

         (e) If Lessee fails at any time to execute, acknowledge and deliver any of the documents provided for by this Paragraph within fifteen (15) days after Lessor's written notice so to do, such failure shall constitute an Event of Default and Lessor shall have the option to exercise the default remedies allowed in Paragraph 14.

         (f) Lessor or holder of any such deed to secure debt or mortgage instrument, upon request to Lessee to execute any documents relating to subordination or attornment, shall execute a Non-Disturbance Agreement in a form reasonably acceptable to Lessee and Lessor.

         (g) Lessor and Lessee shall timely execute and deliver a subordination, attornment and non-disturbance agreement in connection with Lessor's acquisition of fee simple interest in the Premises as required by Lessor's lender, provided that the form and substance of such agreement shall be reasonably satisfactory to Lessor and Lessee.

         34. ESTOPPEL CERTIFICATE. At any time and from time to time, Lessee, on or before the date specified in a written request therefor made by Lessor, which date shall not be earlier than fifteen (15) days from the making of such request, shall execute, acknowledge, and deliver to Lessor and to such assignee, mortgagee or other party as may be designated by Lessor, a certificate (in a form to be specified by Lessor) stating: (i) that by such certificate the Lease is ratified; (ii) the Commencement Date and the date on which Lessee entered into occupancy of the Premises; (iii) the amount of the monthly portion of Base Rent and Additional Rent payable hereunder; (iv) that the Lease (unmodified or as modified, as the case may be, with all amendments or modifications so specified) represents the entire agreement between the parties as to the Premises (or if such is not the case, the certificate shall so state, specifying the particulars of any other applicable agreement or state of facts) and is in full force and effect; (v) the Expiration Date; (vi) that, as of the date of the certificate, there are no defaults by Lessee or, to Lessee's knowledge, by Lessor, under the Lease, and there are no existing defenses or offsets which Lessee has against the enforcement of the Lease by Lessor (or, if such is not the case, the certificate shall so state specifying particulars);
(vii) the amount of Base Rent; (viii) the month and year through which Base Rent and Additional Rent have been paid; (ix) that no actions, voluntary or involuntary, are pending against Lessee under the bankruptcy laws of the United States or any State thereof (or, if such is not the case, the certificate shall so state specifying particulars); (x) that the person executing the certificate is duly authorized to execute the same on behalf of Lessee, and that the certificate is and shall be binding on Lessee, its successors and assigns; (xi) that Lessee has not requested any repairs or replacements to the Premises that are Lessor's responsibility under the Lease and that have not been completed (or, if such is not the case, the certificate shall so state specifying particulars); and (xii) such other matters relating to the Lease as may reasonably be requested by Lessor. In the event that Lessee fails to provide such certificate within fifteen (15) days after written request by Lessor therefor, such failure shall constitute an Event of Default and Lessor shall have the option to exercise the default remedies allowed in Paragraph 14. Lessee hereby expressly acknowledges and agrees that Lessor, any such assignee, mortgagee or other party shall be entitled to rely upon the certificate so certified and delivered by Lessee hereunder. Lessor shall provide a similar certificate to Lessee upon written request in accordance with the terms of this Paragraph.

         35. GOVERNMENTAL REGULATIONS. Lessee agrees, at its sole expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's particular use or occupancy of the Premises.

         36. FORCE MAJEURE. Events of "Force Majeure" shall include strikes, riots, war, acts of God, and shortages of labor or materials. Whenever a period of time is herein prescribed for the taking of any action by Lessor or Lessee, as the case may be, other than the payment of Base Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

         37. SUCCESSORS AND ASSIGNS. The provisions of this Lease shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors, heirs, legal representatives and assigns, subject, however, in the case of the Lessee, to the restrictions on assignment and subletting contained in this Lease.

         38. LIMITATION OF LIABILITY. Lessor's obligation and liability to Lessee with respect to this Lease shall be limited solely to Lessor's interest in the Building, and the rents, profits, sales proceeds and insurance proceeds derived therefrom and neither Lessor, nor any joint venturer, partner, officer, director or shareholder of Lessor or any of the joint venturers of Lessor shall have any personal liability whatsoever with respect to this Lease.

         39. BROKERAGE COMMISSIONS. Lessee and Lessor represent and warrant to each other that no broker, agent, commission salesman, or other person has represented either party in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any other broker, agent, commission salesman, or other person. Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims, suits or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits or judgments or in connection with the enforcement of this indemnity) for any fees, commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Lessee or Lessor (except with respect to the broker(s) and other person(s) or firm(s) excluded from the above representation).

         40. RULES AND REGULATIONS. Lessee accepts the Premises subject to and hereby agrees with Lessor to abide by the Rules and Regulations attached to this Lease as Exhibit "G", and incorporated herein by reference, together with such additional Rules and Regulations or amendments thereto as may hereafter from time to time be reasonably established by Lessor, and such addition or amendments shall be binding on Lessee upon receipt of same by Lessee.

         41. HAZARDOUS SUBSTANCES. The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any existing or future federal, state or local law or ordinance relating to pollution or protection of the environment. Lessee hereby represents and warrants and covenants with Lessor that:

         (a) Lessee has obtained and shall maintain in good standing all local, state and federal government licenses necessary in order to conduct its operations at the Premises;

         (b) Lessee shall not conduct any activity on the Premises or the Land that will produce any Hazardous Substance, except for such activities that
(i) are part of the ordinary course of Lessee's business activities; (ii) have been approved in advance by Lessor in writing; and (iii) are conducted in accordance with all Environmental Laws (the "Permitted Activities");

         (c) The Premises and Land shall not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that (i) are used in the ordinary course of Lessee's business; (ii) have been approved in advance by Lessor in writing;

and (iii) are properly stored in a manner and location meeting the requirements of all Environmental Laws (the "Permitted Materials");

         (d) Lessee shall not use any portion of the Premises or the Land as a landfill or a dump;

         (e) Lessee shall not install any above ground or underground tanks of any type, except for an above ground fuel tank or tanks required for Lessee's emergency generator/power supply system, provided that such installation is reasonably necessary and appropriate for Lessee's intended use of the Premises and otherwise complies with all Environmental Laws and other applicable statutes, laws, codes, regulations and ordinances, and provided further that upon Lessor's request Lessee shall remove any such installation and otherwise comply with the provisions of clause (g) below;

         (f) Lessee shall not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance;

         (g) Lessee shall not permit any Hazardous Substances to be brought onto the Premises and Land, except for the Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the Term of the Lease, the Premises and Land are found to be contaminated or subject to said conditions, subject to the mutual waiver of claims articulated elsewhere in this Lease, Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Lessee's breach of its obligations under this Paragraph or violation of any Environmental Law.

         (h) Should Lessee cause or permit any intentional or unintentional release of Hazardous Substances into the air, or the surface or into the subsurface of the Premises and Land (or any part thereof) or any adjacent properties, Lessee shall promptly notify Lessor and the appropriate jurisdictional and governmental agencies.

         Lessor shall not permit any Hazardous Substances to be brought onto the Premises and Land, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Subject to the mutual waiver of claims articulated elsewhere in this Lease, Lessor agrees to indemnify and hold Lessee harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Lessor's breach of its obligations under this Paragraph or violation of any Environmental Law.

         The foregoing indemnifications shall survive the termination or expiration of this Lease.

         42. QUIET ENJOYMENT. If Lessee is not in default under any provision of this Lease, past any applicable notice and cure period, Lessee shall during the Term of this Lease, subject to the terms of this Lease, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any persons lawfully claiming by, through or under Lessor.

         43. SPECIAL STIPULATIONS. The special stipulations ("Special Stipulations"), if any, attached hereto as Exhibit "E" are hereby incorporated by this reference. In the event of a conflict between the terms and conditions of this Lease and the terms and conditions of any Special Stipulation, the terms and conditions of such Special Stipulation shall control.

         44. MISCELLANEOUS. This Lease contains the entire agreement of Lessor and Lessee and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof. If any clause of this Lease is illegal, invalid or unenforceable under applicable present or future laws or regulations effective during the Term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid, or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and so may be legal, valid and enforceable. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia. Neither this Lease, nor any memorandum of this Lease or reference hereto, shall be recorded by Lessee without Lessor's consent endorsed hereon or thereon. Subject to Lessee's termination rights provided for elsewhere in this Lease, Lessor shall be excused from the performance of any of its obligations under this Lease for the period of any delay resulting from any cause beyond its control, including, without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inabilities, inability to obtain any material or services or acts of God. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, in their respective names and on their behalf by their duly authorized officials, the day and year indicated below.

                                    LESSOR:  HIGH-TECH REALTY GROUP, L.L.C.

Notary:                             By:      /s/ R. Tyler Edgarton
                                             ----------------------------------
By: /s/ Carolyn I. Atkins           Title:   Managing Member
    --------------------------               ----------------------------------
   July 8, 2000                     Date:    11/18/99
------------------------------               ----------------------------------
Expiration Date

[SEAL]

                                    LESSEE: comstar.net, inc.


Notary:                             By:       /s/ Samuel F. Dayton
                                             ----------------------------------
(SEAL)

By:  /s/ Rebecca N. Stallworth      Title:    President
    --------------------------               ----------------------------------
     October 2, 2000                Date:     November 18, 1999
------------------------------               ----------------------------------
Expiration Date

[SEAL]

                                   EXHIBIT "E"
                              Special Stipulations


         The terms of the following Special Stipulations shall control in the event of a conflict between the provisions of this Lease and the provisions hereof.

         (A)      Renewal Option.

                  (i) So long as the Lease is in full force and effect and no Event of Default has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice of the passage of time, or both, would constitute an Event of Default hereunder, Lessor hereby grants to Lessee one (1) option to extend the Term for a period of ten (10) years (the "Extended Term"), such options to be exercised by Lessee giving written notice of its exercise to Lessor in the manner provided in this Lease at least twelve (12) months prior to the expiration of the Term.

                  (ii) If Lessee exercises its option to extend the Term, Lessor shall, within thirty (30) days after the receipt of Lessee's notice of exercise, notify Lessee in writing of Lessor's reasonable determination of the base rent for the Premises for the Extended Term, which amount shall be the then prevailing market rate for comparable space.

                  (iii) Lessee shall accept or reject Lessor's determination of the prevailing market rate within fifteen (15) days. In the event that Lessee shall reject Lessor's determination of prevailing market rate, either party may cause such dispute to be settled by binding arbitration by written demand to the other within fifteen (15) days of Lessee's rejection. Arbitration shall be conducted in Atlanta, Georgia in accordance with the then applicable rules of the American Arbitration Association.

                  (iv) Except for the Base Rent, which shall be determined as set forth in Subparagraph A(ii) above, leasing of the Premises by Lessee for each Extended Term shall be subject to all of the same terms and conditions set forth in this Lease; provided, however that any improvement allowances, rent abatements or other concessions applicable to the Premises during the initial Term shall not be applicable during the Extended Term. Lessee and Lessor shall enter into an amendment to this Lease to evidence Lessee's exercise of this extension option.

         (B) Lease Subject to Closing. This Lease is contingent upon Lessor's ability to acquire fee simple title to the Land, the Building and the Premises on or before December 1, 1999. If Lessor is unable to acquire the Land, the Building or the Premises on or before December 1, 1999, this Lease shall automatically terminate, Lessor shall return any prepaid Rent (including any Security Deposit) to Lessee and, thereafter, neither party shall have any further rights, duties or obligations hereunder, except with respect to the indemnities contained herein.

         (C) Disclosure. It is hereby disclosed that certain members of the High-Tech Realty Group, L.L.C. are real estate agents licensed in the State of Georgia.

         (D) Incorporation of Exhibits. All exhibits referred to in this Lease are hereby incorporated herein by this reference.

         (E) Financial Statements. Lessee agrees that in the event Lessor, or any successor to Lessor, desires to enter into any financing arrangement whereby the Premises, the Building and/or the Land would be mortgaged or otherwise encumbered, or Lessor desires to sell the Premises, the Building and/or the Land, Lessee shall cooperate in good faith with Lessor by providing to Lessor, the proposed lender or the prospective purchaser, such financial information regarding Lessee and Lessee's business operations as may be reasonably requested. The foregoing notwithstanding, Lessee shall only be required to provide such financial information directly to the party reasonably requesting it, and Lessee shall only be required to provide such financial information if the recipient thereof first executes and delivers to Lessee a confidentiality agreement prepared by Lessee providing, among other matters, that the recipient of the financial information will treat the financial information as confidential and will not disseminate any of the financial information to any persons other than officers, agents, employees or professional advisors. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required to furnish audited financial statements except such as may be prepared in Lessee's ordinary course business; provided, however, that all such statements furnished hereunder shall be certified by Lessee's chief financial officer.

         (F) Satellite Dish/Telecommunications Antenna. The following shall be applicable with respect to any satellite dish, telecommunications antenna or other communications equipment with a similar use (hereinafter
"Telecommunications Equipment") Lessee wishes to install:

                  (i) Lessee shall have the right, at Lessee's sole cost and expense, to install, maintain and operate Telecommunications Equipment at a location on the Property or on the roof of the Building mutually agreeable to Lessor and Lessee.

                  (ii) If Lessee desires to locate the Telecommunications Equipment on the roof of the Building, Lessee must first provide reasonable verification to Lessor that the weight of the Telecommunications Equipment and its location on the roof will not damage or harm the roof or other parts of the Building or adversely affect any roof warranties. Upon request, Lessor shall furnish copies of all plans and specifications for the Building within Lessor's possession, custody or control which Lessee may reasonably require in order to provide the foregoing verification.

                  (iii) Lessor may request that Lessee relocate the Telecommunications Equipment if Lessor is required to do so by applicable laws. Lessee will cooperate with Lessor to identify an alternate location on or about the Building or Property which will comply with such laws. All expenses incurred in relocating the Telecommunications Equipment pursuant to this subparagraph (c) shall be born by Lessee.

                  (iv) Lessee will insure that the Telecommunications Equipment and each part of it will be installed in accordance with all local and building and other laws. Lessee will immediately remove and hereby agrees to indemnify, defend and hold Lessor harmless in connection with any mechanics' liens upon the Project or the Building which result from work associated with the installation, maintenance or removal of the Telecommunications Equipment. Lessee will obtain all FCC and all other licenses or approval required to install and operate the Telecommunications Equipment and shall operate the Telecommunications Equipment in a manner that will not interfere with the quiet enjoyment or business operations of other Lessees in the Building.

                  (v) Lessee shall indemnify and hold Lessor harmless from and against any and all claims, costs, demands, damages, and liabilities arising from Lessee's installation, removal, use or maintenance of the Telecommunications Equipment. Such indemnity shall include damage to property (including the roof of the Building) and injury or death to persons, but shall specifically exclude matters resulting from the negligence or willful misconduct of Lessor or that of its agents, employees or contractors.

                  (vi) Lessee, at Lessee's sole cost and expense, shall remove the Telecommunications Equipment upon the expiration or termination of this Lease and shall repair all damage to the Building or the Project as a result of Lessee's installation, maintenance, use or removal of the Telecommunications Equipment.

         (G) Letter of Credit. Lessee shall have the option to deliver to Lessor an Unconditional Irrevocable Letter of Credit issued by a financial institution reasonably satisfactory to Lessor (the "Letter of Credit") which shall reflect Lessor and Lessor's lender, as assignee, as the Beneficiary and shall be for a term of not less than one (1) year.

                  (i) OPTION PERIOD. Lessee must exercise this option at the earlier of:

                           (a) Three weeks after ComStar.net is officially traded as a public company.

                           (b)      January 15, 2000.

                  (ii) LETTER OF CREDIT STRUCTURE. The Letter of Credit amount shall be Four Hundred Thousand and No/100 Dollars ($400,000.00). The Letter of Credit shall be in form and substance acceptable to Lessor and shall provide, in part, that in each instance in which Lessee shall have defaulted under the terms and provisions of this Lease and the same shall not have been cured within any applicable cure period provided for herein, Lessor shall be entitled to draw upon the Letter of Credit (in a single or multiple draws) to the extent necessary to satisfy the obligations and liabilities of Lessee to Lessor as set forth herein, up to the full amount of the Letter of Credit Amount. The Letter of Credit is being delivered by Lessee to Lessor as security and as collateral for the faithful performance and observance by Lessee of the terms, provisions, and conditions of this Lease. During the initial term of this Lease, the Letter of Credit shall be renewed each year for an additional one (1) year period. The failure of the Lessee to provide Lessor with the Letter of Credit thirty-five (35) days prior to the end of each lease year and to renew the Letter of Credit for each lease year during the term of the Lease pursuant to the provisions set forth herein, where such failure continues for five (5) days after receipt of written notice thereof, shall be deemed to be an Event of Default under this Lease, and in addition to any and all rights and remedies available to Lessor under the law and/or this Lease, Lessor shall, without further notice from Lessor to Lessee, be entitled to draw upon the Letter of Credit (in a single or multiple draws) to the extent necessary to satisfy the obligations and liabilities of Lessee to Lessor as set forth herein. In the event of any draw upon the Letter of Credit by Lessor, Lessee shall, within ten
         (10) days of receipt of written request by Lessor, promptly renew the Letter of Credit to its original amount or, at Lessee's option, pay to Lessor the amount of such draw to be held by Lessor as an additional security deposit (the "Additional Security Deposit") subject to the provisions of Paragraph 3(f) hereof; provided, however, that the sum of respective amounts of the Letter of Credit and any such Additional Security Deposit shall not exceed $400,000.

                  (iii) RENTAL RATE ADJUSTMENT. In the event Lessee elects to exercise this option and successfully provides Lessor with the Letter of Credit under the terms outlined above, then the Lease will be adjusted as follows:

                           (a) Lease Expiration - The lease expiration shall be revised to midnight on the day that is 144 full months after Lessor's receipt of Letter of Credit.

                           (b) Rental Rate Schedule - The rental rate schedule shall be adjusted to the schedule below beginning on the first day after Lessor receives the Letter of Credit.

                      Lease Months       Annual PSF        Monthly Rent
                      ------------       ----------        ------------

                         1 - 12            $10.25           $33,312.50
                        13 - 24            $10.51           $34,145.31
                        25 - 36            $10.77           $34,998.95
                        37 - 48            $11.04           $35,873.92
                        49 - 60            $11.31           $36,770.77
                        61 - 72            $11.60           $37,690.04
                        73 - 84            $11.89           $38,632.29
                        85 - 96            $12.18           $39,598.09
                        97 - 108           $12.49           $40,588.05
                       109 - 120           $12.80           $41,602.75
                       121 - 132           $13.12           $42,642.82
                       133 - 144           $13.45           $43,708.89


         (H) Construction Drawings. Lessee shall provide Lessor with copies of all "as-built" or other drawings that Lessee has prepared by a third party or prepares internally relating to the Building's existing conditions or Lessee's proposed changes to the Building's existing conditions.

         (I) Right of Self Help. In the event Lessor fails to perform any covenant or obligation under the Lease, and such failure continues for a period of thirty (30) days after written notice thereof to Lessor (unless such failure cannot reasonably be cured within such thirty (30) day period and Lessor shall fail within such period to commence such cure and diligently pursue same to completion within a reasonable time thereafter), Lessee may undertake all reasonable action to cure Lessor's default and Lessor agrees to reimburse Lessee on demand for all reasonable sums expended or obligations incurred by Lessee in connection therewith (including reasonable attorney fees and legal costs). If Lessor does not reimburse Lessee within thirty (30) days of receipt of an invoice therefor, Lessee shall have the right to set off said amount from the rental payable by Lessee to Lessor hereunder.

         (J) Abatement of Rent. Lessee shall be entitled to an equitable abatement of Rent in the event that the Premises or any material portion thereof are rendered untenantable for any period in excess of seventy-two (72) consecutive hours due to an interruption in services, a failure of one or more Building systems or similar causes for reasons beyond the reasonable control of Lessee, but only to the extent that any such abatement is funded by insurance maintained by Lessor, the premiums of which are ultimately paid by Lessee.

         (K) Compliance with Laws. Lessor shall obtain a "Phase 1" environmental assessment of the Premises and deliver a copy of such assessment to Lessee not less than thirty (20) days prior to the anticipated Commencement Date. Lessee may, within five (5) days of receipt of such assessment, make written objection as to any matter which could reasonably be anticipated to materially impair Lessee's use and enjoyment of the Premises. Upon receipt of any such objections, and in no event later than ten (10) days prior to the anticipated Commencement date, Lessor shall advise Lessee in writing as to whether it will abate or remediate any matter so identified by Lessee. In the event that Lessor refuses to abate or remediate any such matter, Lessee may terminate this Lease upon written notice to Lessor not less than five (5) days before the anticipated Commencement Date. Upon such termination, Lessor shall promptly return any prepaid Base Rent or other sums paid by Lessee to Lessor, together with the Letter of Credit, and thereafter the parties shall have no further liability to one another. Lessee shall have no obligation to abate, remediate or upgrade any aspect of the Premises which fails to comply with any law, statute, regulation, order or directive of any governmental entity applicable to the existing condition of the Premises immediately before the Commencement Date, except such abatement, remediation or upgrade as may be required for Lessee's particular use of the Premises.

         (L) Audit Rights. Lessee shall have the right, upon reasonable notice, to audit the books and records of Lessor relating to Lessor's determination of taxes and assessments, insurance and CAM Charges for the prior year. In the event that such audit reflects a discrepancy, and Lessor does not provide evidence to the contrary, an adjustment shall immediately be made to correct such discrepancy, and Lessee shall have the right to extend the audit to include the prior three (3) years as to the line item containing such discrepancy. The cost of the audit shall be at the expense of Lessee, unless the audit reveals a discrepancy in Lessor's favor of more than five percent (5%), in which event Lessor shall reimburse Lessee for the reasonable expenses incurred by Lessee in connection with the audit. Lessee's right of audit shall survive the termination of the Lease.

         (M) Reasonableness. Except where expressly provided for to the contrary, whenever under this Lease any party is required to give or may withhold its consent, or do or perform any act or exercise its discretion, the giving or withholding of such consent, taking or performance of such action or exercise of such discretion shall be reasonable in the circumstances.

         (N) Initial Public Offering. Notwithstanding any provision of the Lease to the contrary, if the Closing (as defined below) of Lessee's initial public offering of shares of its common stock (the "IPO") does not occur on or before 5:00 p.m. on December 1, 1999, then in such event, Lessee shall have the option to terminate this Lease by delivery of written notice to that effect to Lessor on or before December 2, 1999. For purposes of this Special Stipulation, any such termination notice shall be deemed given upon completion of facsimile transmittal or hand delivery thereof to the appropriate recipients. If the Lease is so terminated by Lessee, Lessor will promptly return all rent, security deposits and other amounts previously paid to Lessor, and thereafter this Lease shall be deemed to be null and void and of no further force and effect and the parties shall have no further liability to one another. For purposes of this Special Stipulation, the term "Closing" shall mean the issuance of shares of Lessee's common stock to the underwriters of the IPO in exchange for payment therefor as described in the final prospectus relating to the IPO filed with the Securities and Exchange Commission.